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                                                                    EXHIBIT 10.6

                OPTION TO DIRECT CONSTRUCTION OR ACQUISITION OF
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                          ADDITIONAL TOWER FACILITIES
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          THIS OPTION TO DIRECT CONSTRUCTION OR ACQUISITION OF ADDITIONAL TOWER
FACILITIES (the "Option"), is made this ____ day of January, 1998, by and between PINNACLE TOWERS INC. (as "Developer/Lessor") and SOUTHERN COMMUNICATIONS SERVICES, INC. ("SoComm").

                             W I T N E S S E T H:
                             --------------------

          WHEREAS, SoComm and Developer/Lessor have this day consummated a transaction pursuant to which SoComm did convey to Developer/Lessor certain rights and interests in communications tower sites and certain other, related facilities and improvements in the States of Georgia, Alabama, Mississippi and Florida;

          WHEREAS, as a material element of such agreement for conveyance by SoComm, without which SoComm would not have consummated a transaction conveying such tower sites and facilities with Developer/Lessor, Developer/Lessor has agreed with SoComm to provide certain further services to and for the benefit of SoComm, related to the possible construction of further tower sites;

          WHEREAS, SoComm's "Southern LINC" wireless communication source is critical to the needs of affiliated electric utility users, as well as commercial customers that include state, county and municipal government users and emergency services users, and SoComm itself is and shall be an anchor tenant on the any of the "Sites" (as herein defined) constructed or acquired under this Option;
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          WHEREAS, SoComm and Developer/Lessor desire to enter into this Option, to reflect the terms and conditions under which Developer/Lessor may, at the direction and in the sole discretion of SoComm, perform certain services for SoComm related to the construction or acquisition of certain telecommunications tower facilities, as such services and facilities are further described herein.

          NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by the parties hereto to one another, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

          1.   Term.  The term of this Option shall commence on the date hereof
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and shall expire, unless sooner terminated in accordance with the terms hereof, ten (10) years after the date hereof.

          2.   Option to Direct Acquisition and Construction.  (a)  SoComm shall
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have the right at any time and from time to time, at the sole option of SoComm, by a notice to Developer/Lessor, to direct Developer/Lessor to use Developer/Lessor's commercially reasonable efforts to construct or cause the construction or acquisition (as applicable) of up to, but not in excess of, eighty (80) new towers or existing towers, for the purpose of permitting the placement thereon of communications antenna and related equipment (individually a "Tower" and collectively the "Towers") for the benefit of SoComm or its designees, on any one of the potential tower sites within an area, or "search ring", (individually a "Site" or collectively the "Sites"), designated or provided from time to time by SoComm, within the States of Florida, Alabama, Mississippi or Georgia.

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          (b)  SoComm shall have the right to have notice of and to consent to any and all contractors and subcontractors Developer/Lessor may use in connection with or as a part of the fulfillment or achievement of the obligations of Developer/Lessor hereunder, such consent of SoComm not to be unreasonably withheld or delayed. Developer/Lessor shall not utilize any contractor or subcontractor to which SoComm has not previously given its consent. [PROVIDE PRE-APPROVED LIST OF VENDORS/CONTRACTORS.]

          (c) Upon the notice from SoComm as provided in Paragraph 2(a) above, Developer/Lessor hereby covenants and agrees to use Developer/Lessor's commercially reasonable efforts to cause the construction or acquisition, as applicable, of the Towers as contemplated herein; provided, however, that in attempting to cause such construction or acquisition, Developer/Lessor shall not be entitled to take into account the commercial viability or profitability of the Tower, once constructed, as a part of Developer/Lessor's determination of undertaking commercially reasonable efforts as required herein. As a part of such Tower construction or acquisition, Developer/Lessor shall and hereby covenants and agrees to use Developer/Lessor's commercially reasonable efforts to acquire fee simple title or ground lease to the Site in question, without encumbrances except for those which would not in any manner adversely impact upon the use of such Tower by SoComm, as contemplated herein.
Developer/Lessor's site selected may be subject to a mortgage, deed to secure debt or other such encumbrance, so long as the foreclosure thereof would not terminate or otherwise adversely affect SoComm's rights under the "Lease" (as herein defined).

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          (d)  To the extent new Towers are constructed by Developer/Lessor,
Developer/Lessor hereby covenants and agrees to construct such Towers in accordance with the specifications and guidelines for the construction of such Towers as currently used by Developer/Lessor.

          (e) Developer/Lessor shall cause the Site so designated by SoComm to be acquired and construction of the Tower on such Site to be commenced within thirty (30) days after the "Permit" (as herein defined) is issued for the Site in question. Developer/Lessor shall cause the Site to be acquired and the Tower to be constructed and completed expediently and as soon as reasonably practical, once the construction thereof has commenced.

          (f) Developer/Lessor shall be responsible for and hereby covenants and agrees to use its commercially reasonable efforts to obtain, achieve or otherwise acquire, as quickly as is reasonable, any and all permits, licenses, approvals (governmental, regulatory and otherwise) or consents (individually a "Permit", and collectively the "Permits") necessary or appropriate for the construction, development, use and operation of a Tower, at Developer/Lessor's sole cost and expense. Developer/Lessor shall provide notice to SoComm of the time, date and place for any hearings or meetings related to obtaining a Permit for a Tower, as soon as Developer/Lessor has notice of such hearing or meeting, and SoComm shall have the right, at the sole option and discretion of SoComm, to attend such hearing or meeting. Developer/Lessor's delivery to SoComm of possession of a portion of the Tower for use by SoComm under a Lease shall be the representation and warranty by Developer/Lessor to SoComm that all such Permits have, to Developer/Lessor's knowledge, been validly

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issued and obtained. Developer/Lessor shall deliver to SoComm a copy of all such
Permits obtained with respect to or in connection with any Tower, upon their issuance. Developer/Lessor shall not, under any circumstances or for any purposes, have the right to suggest, indicate or represent as a part of any efforts, meetings or hearings to obtain a Permit, that Developer/Lessor is acting on behalf of, at the request of or for SoComm or any of the affiliates or subsidiaries of SoComm, and Developer/Lessor shall not disclose this relationship, unless Developer/Lessor has been given the prior, express written consent by SoComm to do so. A violation by Developer/Lessor shall give SoComm, in addition to and not in lieu of, any of the remedies available to SoComm at law or in equity, the right to immediately terminate this Option and all further rights of the parties hereto under this Option.

          3.   Self-Help or Alternate Resolution Rights of SoComm.  (a) If for
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any reason Developer/Lessor fails to commence the construction or acquisition of a Tower, or once, commenced, fails to cause the completion of construction of the Tower, in accordance with and within the time frames set forth on Paragraph
2 above, as a result of Developer/Lessor not using its commercially reasonable efforts to do so, then SoComm, at its sole option and in its sole discretion, may acquire the Site in question (if from Developer/Lessor, then at Developer/Lessor's cost) and then construct such Tower or cause a third-party to construct the Tower which SoComm has initially directed Developer/Lessor to construct. In such event, SoComm shall give notice to Developer/Lessor of such election. If such occurs, Developer/Lessor shall not be entitled to any reimbursement or compensation of any nature, kind or amount whatsoever, whether or not Developer/Lessor has commenced construction of the Tower in question.

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          (b)  (i)  Any and all costs incurred by SoComm as a part of or in connection with the acquisition of the Site or the construction of the Tower may be, at the option of SoComm, off-set against any rents or other costs due under the Lease, or, if SoComm acquires the Site in its own name such that SoComm owns the Site and Tower, then no Lease shall be entered into, and SoComm may recover its costs as contemplated in Paragraph 3(b)(ii) herein. However, no such election by SoComm shall otherwise limit any rights SoComm has or might have at law or in equity for Developer/Lessor's failure to comply with the terms of this Option.

               (ii) If the rent due under a Lease is not sufficient to cover and reimburse SoComm's costs incurred, as described above, within a three (3) year period, after the costs are first incurred, or if SoComm has not entered into a Lease because Developer/Lessor does not own the Site in question, then SoComm may, at SoComm's option and in SoComm's sole discretion, offset the amounts due SoComm against any other amounts due to Developer/Lessor under any other agreement or Lease, involving SoComm and Developer/Lessor.

          (c) If Developer/Lessor fails to commence the construction of, or, once commenced, fails to complete the construction of a Tower within the time frames set forth above more than three (3) times, then SoComm may, at its sole option and is its sole discretion, upon notice to Developer/Lessor, terminate this Option upon not less than ten (10) days prior written notice, without premium or penalty. Upon such termination, neither party shall have any further rights hereunder, but no such termination shall effect the rights of either party hereto under any "Lease" (as herein defined).

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          4.   Costs of Construction. Developer/Lessor shall pay for any and all
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costs of or incurred in connection with the construction of the Tower, or the acquisition of any land or rights or entitlements associated therewith.

          5.   Lease. Upon the completion of the Tower, SoComm will enter into a
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lease for an antenna facility and related equipment on the Tower (a "Lease"), the term of lease to commence on the date of completion of the Tower. Such Lease shall be in the form attached hereto as Exhibit "B", by this reference
                                              -----------
incorporated herein, except that there shall be no rent due from SoComm thereunder for the period from the Commencement date thereunder until [INSERT DATE ONE (1) YEAR FROM CLOSING DATE]. This agreement to lease is the only obligation SoComm shall have with respect to such Tower and any Lease, once duly executed and delivered by all parties thereto, shall not be terminable if this Option is terminated or otherwise expires.

          6.   Notices.  All notices required or permitted hereunder shall be in
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writing and shall be sent, either by certified mail, return receipt requested, postage prepaid, or by a recognized overnight national courier service, in either event addressed as follows:

          If to SoComm:

               Mr. Robert Dawson
               Southern Communications Services, Inc.
               64 Perimeter Center East
               1/st/ Floor
               Atlanta, GA  30346

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          with a copy to:

               Robert Williams, Esq.
               Troutman Sanders LLP
               600 Peachtree Street, NE
               Suite 5200
               Atlanta, GA  30308-2216

          If to Developer/Lessor:

               Pinnacle Towers Inc.
               1549 Ringling Blvd. - Third Floor
               Sarasota, Florida 34236
               Attn: Robert J. Wolsey

          with a copy to:

               Trey Baldey, Esq.
               Holland & Knight, LLP
               400 North Ashley Drive
               Suite 2300
               Tampa, Florida 33602-4300

          and a copy to:

               John L. Kuehn, Esq.
               Kirkland & Ellis
               Citicorp Center
               153 East 53/rd/ Street
               New York, NY 10022-4675

or to such other address as either party hereto may provide to the other, in accordance with the terms of this Paragraph.

          7.   Assignability; Limitations on Transfer.  Neither party shall have
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the right to assign its interest under this Option without the prior written consent of the other party hereto, which such party may withhold or grant in the sole discretion of such party.

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Notwithstanding the above, a party hereto shall have the absolute right to assign or otherwise convey, in whole or in part, its interest under this Option, with notice to, but without the need to obtain the prior consent or approval of, the other party hereto, to any affiliate or subsidiary of such party.

          8.   Transfers, Successors and Assigns.  This Option shall, subject to
               ---------------------------------
the terms of Article 7 above, inure to the benefit of and be binding upon SoComm, Developer/Lessor, and their respective transfers, successors and assigns.

          9.   Georgia Law. This Option shall be construed and interpreted under
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the laws of the State of Georgia.

          IN WITNESS WHEREOF, the undersigned have caused this Option to be executed under seal and delivered, on the day and year first above written.


                                        "SoComm"

                                        Southern Communications Services, Inc.


                                        By:_____________________________________
                                        Its:____________________________________

                                        Attest:_________________________________
                                        Its:____________________________________

                                                       (CORPORATE SEAL)

                                        "Developer/Lessor"

                                        Pinnacle Towers, Inc.

                                        By:_____________________________________
                                        Its:____________________________________

                                        Attest:_________________________________
                                        Its:____________________________________

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                                                          (CORPORATE SEAL)

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